                                                                 EXHIBIT 10.62
                                 AMENDMENT TO
                                 ------------

                      EMPLOYMENT AND CONSULTING AGREEMENT
                      -----------------------------------



     This amendment is made as of the 25th day of May, 1995 between UNITED STATIONERS INC, ("USI"), UNITED STATIONERS SUPPLY CO. ("Supply Co. ") (USI and Supply Co. are collectively referred to as the "Company") and JEFFREY K. HEWSON ("Employee").

     WHEREAS, the Company and the Employee are parties to an Employment and Consulting Agreement dated March 1, 1990 and Amendments dated April 10, 1991, September 1, 1994, February 13, 1995 and April 26, 1995 (collectively, "the Agreement").

     WHEREAS, the parties desire to amend the Agreement.

     NOW THEREFORE, for valuable consideration which the parties acknowledge, the parties agree as follows:

              Section 2(a) line 6 of the Amendment dated February 13, 1995 stating:

              "..... Company within 30 days following the date on which the
              ....."

              shall be amended to read

              "..... Company within 76 days (corresponding to June 15, 1995)
              following the date on which the ...."

Except as so amended, the Agreement is in all other respects unchanged.

     UNITED STATIONERS INC.         UNITED STATIONERS SUPPLY CO.


By: /s/ Daniel H. Bushell           By: /s/ Daniel H. Bushell
    ------------------------            ------------------------

Its: Chief Financial Officer        Its: Chief Financial Officer
     ------------------------            -----------------------


                                   EMPLOYEE

                           /S/ Jeffrey K. Hewson
                           --------------------------
                               Jeffrey K. Hewson

                                                          November 29, 1995
Mr. Jeffrey K. Hewson
925 Walden Lane
Lake Forest, Illinois 60045


Dear Jeff:

     This will confirm the agreement of United Stationers Inc., effective as of this date, to grant to you, as a director of the Company, an option to purchase from the Company 14,648 shares of Common Stock of the Company at $5.12 per share, subject to adjustment as hereinafter described. In consideration of this grant, you agree to serve as a director for a three year term.

     This option may be exercised as follows:(a) up to one-third thereof may be exercised at any time after the date hereof, (b) up to two-thirds may be exercised on or after the first anniversary of this grant, and all of the options may be exercised on or after the second anniversary of this grant. This grant and all exercises shall be subject to the restrictions and provisions of
Section 16b - and the filing requirements of Section 16a - of the Securities Exchange Act of 1934, as amended.

     The unexercised portion of the option, if any, will automatically and without notice terminate on the third anniversary of this grant.

     If you cease for any reason to be a director of the Company, all options shall be deemed vested, and the options shall expire on the earlier of (a) the third anniversary of this grant or (b) one year after you cease to be a director.

     Any exercise of an option shall be in writing addressed to the Treasurer of the Company, accompanied by payment in full of the exercise price. The date of exercise shall be the date of actual receipt by the Treasurer.

     Certificates representing such shares may be legended in such manner as the Company may require and shall be subject to such restrictions on disposition as may be required to comply with Federal and State securities laws.

     The option is exercisable, during your lifetime, only by you. No option may be transferred, assigned, pledged or hypothecated, except as provided by will or the applicable laws of descent or distribution.

     If requested to do so by the Company at the time of exercise of an option, in whole or in part, you agree to execute a certificate indicating that you are purchasing the stock under such option for investment and not with any present intention to sell the stock and that none of the shares shall be disposed of unless a registration statement under the Securities Act of 1933 shall be effective as to such shares, or unless an exemption from registration is available for such disposition.

     In the event there is any change in the common stock of the Company by reason of any consolidation, combination, liquidation, reorganization, recapitalization, stock dividend, stock split, combination or exchange of shares, or any like change in the capital structure of the Company, the number or kind of shares and the per share price or value shall be appropriately adjusted by the Board of Directors.


     To indicate your acceptance of this agreement, please sign and return one copy of this letter immediately.



                                     Sincerely,



                                     Thomas W. Sturgess
                                     Chairman of the Board and
                                     Chief Executive Officer



ACCEPTED:



----------------------------
Jeffrey K. Hewson